NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 13485 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES FINANCIAL RESULTS FOR THE

1ST QUARTER OF FISCAL 2026

•	Cash and cash equivalents decreased 4% to $54.3 million at September 30, 2025 as compared to the fiscal year-ended June 30, 2025.
•	Total Revenues - Net increased by 4% to $26.0 million for the quarter ended September 30, 2025 versus the corresponding quarter one year earlier.
•	Income from Operations decreased 30% to $3.2 million for the quarter ended September 30, 2025 versus the corresponding quarter one year earlier.
•	Consolidated Net Income decreased 33% to $2.7 million for the quarter ended September 30, 2025 versus the corresponding quarter one year earlier.
•	Diluted Net Income per Common Share decreased 26% to $0.34 for the quarter ended September 30, 2025 versus the corresponding quarter one year earlier.
•	Working Capital decreased by 0.3% to $127.1 million at September 30, 2025 as compared to the fiscal year-ended June 30, 2025.
•	On September 13, 2022, the Company adopted a stock repurchase plan of up to $9 million. At September 30, 2025, the Company has purchased over 283,770 shares at a cost of $6.1 million.

MELVILLE, NEW YORK, November 10, 2025 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the first quarter of fiscal 2026 which ended September 30, 2025. FONAR’s primary source of income is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 44 MRI scanners in New York and in Florida.

Financial Results

Revenues from the FONAR segment, which includes Product Sales, Upgrades, Service and Repair Fees, for related and non-related medical parties, increased 14% to $2.5 million for the quarter ended September 30, 2025, as compared to $2.2 million for the quarter ended September 30, 2024.

Revenues, from the Health Management Corporation of America (HMCA) segment, increased by 3% to $23.5 million for the fiscal quarter ended September 30, 2025 as compared to $22.8 million for the fiscal quarter ended September 30, 2024. The HMCA segment manages 44 MRI scanners, consisting of patient fee revenue, (net of contractual allowances and discounts), and management and other fees for both related and non-related medical practices.

Total Revenues - Net increased by 4% to $26.0 million for the 1st fiscal quarter ended September 30, 2025, as compared to $25.0 million for the 1st fiscal quarter ended September 30, 2024.

Selling, general and administrative (S, G & A) expenses increased 33% to $6.8 million for the quarter ended September 30, 2025, as compared to $5.1 million for the quarter ended September 30, 2024.

Total Costs and Expenses increased 12% to $22.8 million for the fiscal quarter ended September 30, 2025, as compared to $20.4 million for the quarter ended September 30, 2024.

Income from Operations decreased 30% to $3.2 million for the quarter ended September 30, 2025, as compared to $4.6 million for the quarter ended September 30, 2024.

Consolidated Net Income decreased 33% to $2.7 million for the quarter ended September 30, 2025, as compared to $4.0 million for the quarter ended September 30, 2024.

Diluted Net Income per Common Share available to common shareholders decreased 26% to $0.34 for the quarter ended September 30, 2025, as compared to $0.46 for the quarter ended September 30, 2024.

The weighted average diluted shares outstanding attributable to common stockholders for the quarter ended September 30, 2025 was 6.3 million versus 6.4 million for the quarter ended September 30, 2024.

Balance Sheet Items

Total Cash and Cash Equivalents and Short Term Investments at September 30, 2025 decreased 4% to $54.3 million as compared to the $56.3 million at June 30, 2025.

Total Assets at September 30, 2025 were $218.4 million as compared to $216.9 million at June 30, 2025.

Total Liabilities at September 30, 2025 were $57.0 million as compared to $56.8 million at June 30, 2025.

Total Current Assets at September 30, 2025 were $143.7 million as compared to $144.7 million at June 30, 2025.

Total Current Liabilities at September 30, 2025 were $16.7 million as compared to $17.1 million at June 30, 2025.

Total Equity was $161.4 million at September 30, 2025, as compared to $160.1 million at June 30, 2025.

The Current Ratio was 8.6 at September 30, 2025 as compared to 8.4 at June 30, 2025.

The ratio of Total Assets/Total Liabilities was 3.8 at September 30, 2025 and at June 30, 2025.

Net Book Value per Common Share was $26.02 at September 30, 2025 as compared to $25.32 at September 30, 2024.

Cash Flow Item

Net Cash Flow provided by Operating activities was $1.7 million for the quarters ended September 30, 2025 and September 30, 2024.

Management Discussion

Timothy Damadian, Chairman and CEO of FONAR, said, “Our diagnostic imaging management subsidiary, Health Management Company of America (HMCA), the Company’s primary source of revenue and profit, continues to grow. Scan volume in the first quarter of Fiscal 2026 was 55,106. Although 0.7% lower than that of the previous quarter’s record high scan volume of 55,473, it was 3.9% higher than that of the corresponding quarter of Fiscal 2025 and the second highest quarterly scan volume in HMCA history.”

“We’re off to a good start and expect to continue growing throughout the year. One of the Stand-Up MRI centers we manage in Nassau County will be adding a second MRI in the second quarter. We’re also planning on managing an entirely new MRI center, also in Nassau County, later in the fiscal year. As always, we continue to search for locations where the introduction of our technology and services would profitably enhance our existing New York and Florida networks.”

“The addition of second, or even third, scanners at existing STAND-UP® MRI centers had been very successful. Typically installed at busy centers, these additional MRIs immediately reduce scheduling backlogs, making these centers very attractive to both referring physicians and patients.”

“These additional MRIs are typically high-field MRIs, which are very useful for instances where high-resolution imaging or certain advanced applications are required. They complement STAND-UP® MRIs perfectly. STAND-UP® MRIs are the most patient-friendly MRIs, the only MRIs that can scan patients in weight-bearing positions, and the only MRIs that can spines in flexion and extension. Since centers with both a STAND-UP® MRI and a high-field MRI are able to meet a very broad range of MRI needs, referring physicians know that whatever type of MRI their patients require, these centers can meet their needs, and without delay.”

“As previously reported, on July 7, 2025, the board of directors received a non-binding proposal from a group led by me, the Company’s Chief Executive Officer, and Luciano Bonanni, the Company’s Chief Operating Officer, pursuant to which the group would acquire all of the outstanding common stock and other securities of the Company not currently owned by the members of the group.   The Board of Directors has established a Special Committee of independent and disinterested directors to consider the proposal and negotiate on behalf of the Company and its stockholders.  The Special Committee has retained its own independent financial and legal advisors to assist it in this process. The group and the Special Committee continue to be engaged in negotiations related to the proposed going private transaction, including a definitive price to be paid for the Company’s securities and other related matters.  No definitive agreements or terms have been executed by the parties and there is no assurance that the transaction will be completed.  Any definitive agreement and transaction will require approval by the Company’s common stock holders and will require the filing of definitive proxy materials in accordance with the SEC’s proxy rules to obtain such approval”

Mr. Damadian continued, “In light of the ongoing negotiations related to the potential going private transaction, we have continued the suspension of share repurchases under our stock purchase plan that had been established in September, 2022.”

Mr. Damadian concluded, “As always, I remain grateful to our management team and all of our employees for making our company a success.”

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI Company in the industry. FONAR went public in 1981 (Nasdaq:FONR). FONAR sold the world’s first commercial MRI to Ronald J. Ross, MD, Cleveland, Ohio. It was installed in 1980. Dr. Ross and his team began the world’s first clinical MRI trials in January 1981. The results were reported in the June 1981 edition of Radiology/Nuclear Medicine Magazine and the April 1982 peer-reviewed article in the Journal Radiology. The technique used for obtaining T1 and T2 values was the FONAR technique (Field fOcusing Nuclear mAgnetic Resonance), not the back projection technique. www.fonar.com/innovations-timeline.html.

FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® Multi-Position™ MRI often detects patient problems that other MRI scanners cannot because they are lie-down, “weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

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UPRIGHT®, and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™, MultiPosition™, UPRIGHT RADIOLOGY™, pMRI™, CFS Videography™, Dynamic™ and The Proof is in the Picture™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

ASSETS

	September 30, 2025 (Unaudited)	June 30, 2025
Current Assets:
Cash and cash equivalents	$54,276	$56,334
Short-term investments	122	120
Accounts receivable – net of allowances for credit losses of $260 and $264 at September 30, 2025 and June 30, 2025, respectively	5,146	5,305
Accounts receivable – related party	90	—
Medical receivable	24,486	24,490
Management and other fees receivable – net of allowances for credit losses of $13,866 and $14,296 at September 30, 2025 and June 30, 2025, respectively	44,719	43,401
Management and other fees receivable – related medical practices – net of allowances for credit losses of $7,666 and $7,137 at September 30, 2025 and June 30, 2025, respectively	10,027	9,748
Inventories - net	2,748	2,813
Prepaid expenses and other current assets – related party	530	411
Prepaid expenses and other current assets	1,591	2,050
Total Current Assets	143,735	144,672

Accounts receivable – long term	3,471	3,550
Deferred income tax asset	6,314	6,349
Property and equipment – net	19,449	18,532
Note receivable – related party	567	555
Right-of-use-asset – operating leases	36,122	35,136
Right-of-use-asset – finance lease	320	377
Goodwill	4,269	4,269
Other intangible assets – net	3,251	2,992
Other assets	854	476
Total Assets	$218,352	$216,908

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts and shares in thousands, except per share amounts)

LIABILITIES AND EQUITY

	September 30, 2025 (Unaudited)	June 30, 2025
Current Liabilities:
Accounts payable	$2,520	$1,302
Other current liabilities	5,088	6,975
Unearned revenue on service contracts	4,711	4,866
Unearned revenue on service contracts – related party	83	—
Operating lease liabilities – current portion	3,668	3,383
Finance lease liability – current portion	244	244
Customer deposits	351	354
Total Current Liabilities	16,665	17,124

Long-Term Liabilities:
Unearned revenue on service contracts	3,682	3,801
Deferred income tax liability	321	321
Due to related party medical practices	93	93
Operating lease liabilities – net of current portion	35,918	35,149
Finance lease liability – net of current portion	102	142
Other liabilities	176	173

Total Long-Term Liabilities	40,292	39,679
Total Liabilities	56,957	56,803

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts and shares in thousands, except per share amounts)

LIABILITIES AND EQUITY (Continued)

EQUITY:	September 30, 2025 (Unaudited)	June 30, 2025
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at September 30, 2025 and June 30, 2025, 313 issued and outstanding at September 30, 2025 and June 30, 2025	$—	$—
Preferred stock $.001 par value; 567 shares authorized at September 30, 2025 and June 30, 2024, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at September 30, 2025 and June 30, 2025, 6,203 issued at September 30, 2025 and June 30, 2025, 6,168 outstanding at September 30, 2025 and June 30, 2025, respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at September 30, 2025 and June 30, 2025, 0.146 issued and outstanding at September 30, 2025 and June 30, 2025	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at September 30, 2025 and June 30, 2025, 383 issued and outstanding at September 30, 2025 and June 30, 2025	—	—
Paid-in capital in excess of par value	178,757	178,757
Accumulated deficit	(3,025)	(5,289)
Treasury stock, at cost – 35 shares of common stock at September 30, 2025 and at June 30, 2025	(860)	(860)
Total FONAR Corporation’s Stockholders’ Equity	174,573	172,609
Noncontrolling interests	(13,478)	(12,504)
Total Equity	161,395	160,105
Total Liabilities and Equity	$218,352	$216,908

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts and shares in thousands, except per share amounts)

	For the Three Months Ended September 30, (Unaudited)
Revenues	2025	2024
Patient fee revenue – net of contractual allowances and discounts	$7,572	$7,487
Product sales	316	120
Service and repair fees	2,182	1,992
Service and repair fees – related parties	45	45
Management and other fees	12,941	12,329
Management and other fees – related medical practices	2,987	2,987
Total Revenues – Net	26,043	24,960
Cost and Expenses
Costs related to patient fee revenue	4,929	4,646
Costs related to product sales	324	221
Costs related to service and repair fees	1,059	1,091
Costs related to service and repair fees – related parties	8	67
Costs related to management and other fees	7,812	7,319
Costs related to management and other fees – related medical practices	1,464	1,573
Research and development	440	307
Selling, general and administrative expenses	6,813	5,130
Total Costs and Expenses	22,849	20,354
Income from Operations	3,194	4,606
Other income and (expenses)
Interest expense	(1)	(8)
Interest income – related party	12	13
Investment income	474	639
Other income (expense)	3	(1)
Income Before Provision for Income Taxes and Noncontrolling Interests	3,682	5,249
Provision for income taxes	(1,012)	(1,249)
Consolidated Net Income	2,670	4,000
Net Income – Noncontrolling Interests	(406)	(865)
Net Income – Attributable to FONAR	$2,264	$3,135
Net Income Available to Common Stockholders	$2,120	$2,939
Net Income Available to Class A Non–Voting Preferred Stockholders	$108	$146
Net Income Available to Class C Common Stockholders	$36	$50
Basic Net Income Per Common Share Available to Common Stockholders	$0.34	$0.47
Diluted Net Income Per Common Share Available to Common Stockholders	$0.34	$0.46
Basic and Diluted Income Per Share – Class C Common	$0.10	$0.13
Weighted Average Basic Shares Outstanding – Common Stockholders	6,169	6,304
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,296	6,432
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands)

(UNAUDITED)

	For the Three Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Consolidated Net income	$2,670	$4,000
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,190	1,063
Net change in operating right-of-use assets and lease liabilities	125	237
Provision (Recovery) for credit losses	99	(27)
Deferred tax expense	35	866
Changes in operating assets and liabilities, net:
Accounts, medical and management fee receivable(s)	(1,544)	(278)
Notes receivable – related party	(12)	(13)
Inventories	64	(102)
Prepaid expenses and other current assets	340	(547)
Other assets	(378)	(11)
Accounts payable	1,218	(774)
Other current liabilities	(2,078)	(2,625)
Finance lease liabilities	(41)	(37)
Customer deposits	(3)	(98)
Other liabilities	4	3
Net cash provided by operating activities	1,689	1,657
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,866)	(1,805)
Cost of non-compete contract	(500)	—
Proceeds from short term investments	(1)	—
Cost of patents	—	(13)
Net cash used in investing activities	(2,367)	(1,818)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	—	(26)
Purchase of treasury stock	—	(415)
Distributions to noncontrolling interests	(1,380)	(1,546)
Net cash used in financing activities	(1,380)	(1,987)
Net (Decrease) Increase in Cash and Cash Equivalents	(2,058)	(2,148)
Cash and Cash Equivalents - Beginning of Period	56,334	56,341
Cash and Cash Equivalents - End of Period	$54,276	$54,193